UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

HSN, INC.

(Exact name of registrant as specified in charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida 33729	33729
(Address of principal executive offices)	(Zip Code)

(727) 872-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On February 13, 2014, the Board of Directors of HSN, Inc. (“the Company”) amended and restated the By-Laws of the Company to add a new Article III entitled “Forum for Adjudication of Disputes.” Article III designates any state or federal court in the State of Delaware as the sole and exclusive forum for (i) any derivative litigation brought on behalf of the Company, (ii) any litigation concerning the fiduciary duties of the Company’s officers and directors, (iii) any litigation arising out of the Delaware General Corporation Law, or (iv) any other litigation involving claims concerning the Company’s internal affairs. Article III further provides that any stockholder bringing an action referred to in the previous sentence consents to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with such suit and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel. The following summary is qualified in its entirety to the Company’s Amended and Restated By-Laws that are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated By-Laws of HSN, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, INC.
Date: February 14 , 2014
	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of HSN, Inc.